Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Information Security Technology, Inc.	CCG Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@chinacpby.com	Email: crocker.coulson@ccgir.com
www.chinacpby.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

China Information Security Technology, Inc. Appoints Wendy Wang as Chief Financial Officer

SHENZHEN CITY, China, November 19, 2008 – China Information Security Technology, Inc., (NASDAQ: CPBY) ("China Information Security," "CIST" or the "Company"), a leading application software developer, systems integrator and full-service Geographic Information Systems ("GIS") solutions provider to public security and civil-use markets in China, today announced the appointment of Ms. Wendy Wang to the position of CFO, effective November 17, 2008, following the resignation of Mr. Zhaoyang Chen from that position. Mr. Chen will continue to serve as the Company’s Vice President of Investments.

Ms. Wang has over ten years of hands-on experience in financial reporting, cost accounting, financial planning, forecasting and analysis, internal control and tax planning in sizeable organizations. She previously served as the China regional financial controller for the Industrial Operations Division of Amphenol Corp. (NYSE: APH), one of the world’s largest manufacturers of interconnect products. In addition, she has four years of overseas accounting experience with Pacific Quorum Property Inc. in Vancouver, Canada, where she reported directly to the CFO. Ms. Wang has also served as financial controller with several other companies in multiple industries and is knowledgeable in PRC GAAP, US GAAP, IFRS and China taxation standards. She holds a Chinese Accountant Certificate and a Master’s degree in International Accounting from the City University of Hong Kong.

"I am very pleased to take this role as CIST continues to experience strong momentum as a result of its dedicated, focused management team, its drive to complete projects on a timely basis, and its ability to continuously exceed client expectations," commented Ms. Wang. "I look forward to adding my experience and expertise to an already impressive management team."

"We would like to thank Mr. Chen for his contributions as the Chief Financial Officer to the Company, and look forward to Mr. Chen’s continued performance in the position of Vice President of Investments," said Mr. Jiang Huai Lin, CEO and Chairman of China Information Security. "We are also pleased that Wendy will serve as the CFO with her extensive experience in financial control and planning. CIST now has a very capable finance team with extraordinary discipline, process controls, and professional management. We remain confident in our team and internal control procedures as we manage our rapid growth."

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security Technology, Inc. ("CIST" or the "Company") headquartered in Shenzhen, China ("PRC"), is a leading application software developer, systems integrator and full-service Geographic Information Systems ("GIS") solutions provider to the public security and civil-use markets in China, aiming to use information technology to improve public safety and information management. Its main business lines range from digital public security, to intelligent border control, and Geographic Information Systems (GIS). Its commitment to leading-edge technology and quality assurance has won the Company numerous government and enterprise contracts throughout China. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain 'forward-looking statements' relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are 'forward-looking statements' including statements the significance of Ms. Wang’s appointment as Chief Financial Officer; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as 'believes,' 'expects' or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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